Exhibit 99.1

Ingenious Paragon Global Limited

Consolidated Financial Statements
For each of the three years in the period ended
December 31, 2008
(Stated in US dollars)

Consolidated Financial Statements
For each of the three years in the period ended December 31, 2008

Index to Consolidated Financial Statements
Pages
Report of Independent Registered Public Accounting Firm	1
Consolidated Statements of Income and Comprehensive Income	2
Consolidated Balance Sheets	3 - 4
Consolidated Statements of Cash Flows	5 - 6
Consolidated Statements of Stockholders' Equity	7
Notes to Consolidated Financial Statements	8-34

Report of Independent Registered Public Accounting Firm

To the Directors and Sole Stockholder of
Ingenious Paragon Global Limited

We have audited the accompanying consolidated balance sheets of Ingenious Paragon Global Limited (the 'Company") and its subsidiaries as of December 31, 2008, 2007 and 2006, and the related consolidated statements of Income and comprehensive Income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2008, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

PKF
Certified Public Accountants Hong Kong, China
August 6, 2009

Tel 852 2806 3822 ¦ Fax 852 2806 371 2
E-mail info@plif-hk.com¦ www.pkf-hk.com
PKF I 26/F, Citicorp Centre 118 Whitfield Road ¦ Causeway Bay ¦ Hong Kong
PKF-Hong Kong is a member of PKF International Limited, an association of legally independent member firms.

Consolidated Statements of Income and comprehensive Income
(Stated in US Dollars)

	Year ended December 31,
	2008	2007	2006
Revenue
Sales	$108,991,329	$66,359,554	$32,020,449
Cost of sales	79,361,987	53,307,827	25,212,496

Gross profit	29,629,342	13,051,727	6,807,953

Operating expenses
Administrative expenses	3,341,605	1,954,536	1,673,242
Research and development expenses	763,995
Selling expenses	2,122,153	1,209,891	1,170,458

	6,227,753	3,164,427	2,843,700

Income from operations	23,401,589	9,887,300	3,964,253
Interest income	29,315	30,186	21,436
Government grants - Note 4	.	-	18,836
Other income - Note 5	143,426	78,966	64,985
Finance costs - Note 6	(1,260,290)	(658,912)	(512,329)

Income before income taxes	22,314,040	9,337,540	3,557,181
Income taxes - Note 7	(5,656,878)	(3,161,419)	(1,235,124)

Net income	$16,657,162	$6,176,121	$2,322,057

Other comprehensive income
Foreign currency translation adjustments	1,142,614	675,125	235,209

Total comprehensive income	$17,799,776	$6,851,246	$2,557,266

Earnings per share: basic and diluted - Note 8	$333.1	$149.6	$56.3

Weighted average number of shares outstanding: basic and diluted	50,000	41,280	41,280

See the accompanying notes to consolidated financial statements

Ingenious Paragon Global Limited
Consolidated Balance Sheets
(Stated in US Dollars)

	As of December 31,
	2008	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$1,265,184	$519,736	$142,899
Restricted cash - Note 9	1,228,011	909,793	1,256,894
Trade receivables, net - Note 10	20,976,203	8,597,888	3,718,911
Amounts due from related companies - Note 19	4,658,061	3,956,840	1,378,883
Other receivables, prepayments and deposits - Note 11	1,252,527	1,235,907	676,449
Inventories - Note 12	6,425,765	8,007,409	5,029,353
Deferred taxes - Note 7	60,164	71,024	36,495

Total current assets	35,865,915	23,298,597	12,239,884
Goodwill - Note 13	107,968	-	-
Other intangible assets - Note 13	786,049	-	-
Property, plant and equipment, net - Note 14	12,413,274	6,925,503	6,522,832
Land use rights – Note 15	15,667,168	13,263,847	12,667,215
Deposits for acquisition of property, plant and equipment	299,325	174,227	205,120
Deferred taxes - Note 7	674,649	428,717	299,220

TOTAL ASSETS	$65,814,348	$44,090,891	$31,934,271

See the accompanying notes to consolidated financial statements

Ingenious Paragon Global Limited
Consolidated Balance Sheets (Cont'd)
(Stated in US Dollars)

	As of December 31,
	2008	2007	2006
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current liabilities
Trade payables	$15,007,291	$13,659,334	$8,744,995
Bills payable - Note 9	1,448,293	1,525,442	1,605,643
Other payables and accrued expenses - Note 16	3,230,577	1,562,514	1,443,722
Amounts due to directors - Note 18	1,270,929	1,703,029	1,205,828
Amounts due to related companies - Note 19	126,440	49,336	911,471
income tax payable	954,666	209,563	42,681
Secured bank loans - Note 20	10,291,005	7,375,980	5,474,140
Other loans - Note 21	2,432,139	3,532,931	4,304,599
Retirement benefit costs - Note 4	89,016	49,011	70,146

Total current liabilities	34,850,356	29,657,140	23,803,225

Secured long-term bank loans - Note 20	2,200,500	1,508,100	-
Retirement benefit costs - Note 4	180,426	202,153	214,738

TOTAL LIABILITIES	37,231,282	31,367,393	24,017,963

COMMITMENTS AND CONTINGENCIES - Note 22

STOCKHOLDERS' EQUITY
Common stock: par value $1 per share
Authorized 50,000 shares in 2008;
50,000 shares issued and outstanding
in 2008 – Note 23	50,000	41,280	41,280
Additional paid-in capital	9,578,632	4,587,560	4,587,560
Statutory surplus reserves - Note 24	1,431,174	329,562	329,562
Accumulated other comprehensive income	2,052,948	910,334	235,209
Retained earnings	15,470,312	6,854,762	2,722,697
TOTAL STOCKHOLDERS' EQUITY	28,583,066	12,723,498	7,916,308

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$65,814,348	$44,090,891	$31,934,271

See the accompanying notes to consolidated financial statements

Ingenious Paragon Global Limited
Consolidated Statements of Cash Flows
(Stated in US Dollars)

	Year ended December 31,
Cash flows from operating activities	2008	2007	2006
Net income	$16,657,162	$6,176,121	$2,322,057
Adjustments to reconcile net income to net cash provided by operating activities :
Depreciation	632,900	241,582	190,865
Amortization of other intangible assets	200,227	-
Amortization of land use rights	334,206	271,561	232,493
Deferred taxes	(52,835)	(135,146)	(126,742)
Loss on disposal of property, plant and equipment	-	2,636	-
(Recovery of) provision for doubtful debts	(84,091)	93,115	(29,514)
Changes in operating assets and liabilities :
Trade receivables	(9,394,900)	(4,530,903)	(1,189,999)
Other receivables, prepayments and deposits	199,870	(492,199)	(238,613)
Amounts due to (from) related companies	324,261	(376,925)	698,315
Inventories	3,003,812	(2,524,784)	1,102,871
Trade payables	192,095	4,136,644	1,153,303
Bills payable	(180,766)	(184,078)	(7,711)
Restricted cash	(250,089)	417,155	(131,150)
Other payables and accrued expenses	(442,348)	817,997	(131,389)
Retirement benefit costs	680	(51,379)	5,491
Income tax payable	344,490	157,427	41,805

Net cash flows provided by operating activities	11,484,674	4,018,824	3,892,082

Cash flows from investing activities
Payments to acquire and for deposits for acquisition of property, plant and equipment and land use rights	(721,910)	(962,467)	(2,174,849)
Cash received from acquisition of Hefeng - Note 3	631,818	-	-
(Advance to) repayment from related companies	(741,043)	(2,006,995)	758,303

Net cash flows used in investing activities	$(831,135)	$(2,969,462)	$(1,416,546)

See the accompanying notes to consolidated financial statements

Ingenious Paragon Global Limited
Consolidated Statements of Cash Flows (Cont'd)
(Stated in US Dollars)

	Year ended December 31,
	2008	2007	2006
Cash flows from financing activities
Advance from (repayment to) related companies	$72,368	$(888,760)	$892,773
(Repayment to) advance from directors	(1,016,329)	397,112	(57,337)
Dividend paid to former stockholders of
Baicaotang Medicine	(6,940,000)	(2,044,056)
Proceeds from bank loans	10,688,723	8,663,886	8,162,050
Repayment of bank loans	(11,229,285)	(5,753,979)	(9,041,040)
Proceeds from other loans	1,317,891	1,197,999	932,976
Repayment of other loans	(2,642,631)	(2,226,106)	(3,401,621)
Proceeds from issue of common stock by
Baicaotang Medicine	17,569	-	-

Net cash flows used in financing activities	(9,731,694)	(653,904)	(2,512,199)

Effect of foreign currency translation on cash and cash equivalents	(176,397)	(18,621)	10,032

Net increase (decrease) in cash and cash equivalents	745,448	376,837	(26,631)

Cash and cash equivalents - beginning of year	519,736	142,899	169,530

Cash and cash equivalents - end of year	$1,265,184	$519,736	$142,899

Supplemental disclosures for cash flow information :-
Cash paid for - Interest	$1,227,364	$568,749	$466,093
- Income taxes	$5,365,222	$3,139,138	$1,320,061
Non-cash investing activity
Acquisition of Hefeng in form of non-cash contribution - Note 3	$4,982,223	$-	$-

See the accompanying notes to consolidated financial statements

Ingenious Paragon Global Limited
Consolidated Statements of Stockholders' Equity
(Stated in US Dollars)

	Common stock
	No. of shares	Amount	Additional paid-in capital	Statutory and surplus reserves (Note 24)	Accumulated other comprehensive income	Retained earnings	Total

Balance, January 1, 2006	41,280	$41,280	$4,587,560	$129,099	$-	$601,103	$5,359,042
Net Income	-	-	-	-	-	2,322,057	2,322,057
Foreign currency translation adjustments	-	-	-	-	235,209	-	235,209
Appropriation to reserves	-	-	-	200,463	-	(200,463)	-

Balance, December 31, 2006	41,280	41,280	4,587,560	329,562	235,209	2,722,697	7,916,308
Net income	-	-	-	-	-	6,176,121	6,176,121
Foreign currency translation adjustments	-	-	-	-	675,125	-	675,125
Dividend – Note 17	-	-	-	-	-	(2,044,056)	(2,044,056)

Balance, December 31, 2007	41,280	41,280	4,587,560	329,562	910,334	6,854,762	12,723,498
Net income	-	-	-	-	-	16,657,162	16,657,162
Foreign currency translation adjustments	-	-	-	-	1,142,614	-	1,142,614
Issue of shares for acquisition of Hefeng – Note 3	6,720	6,720	4,975,503	-	-	-	4,982,223
Medicine in form of cash contribution	2,000	2,000	15,569	-	-	-	17,569
Appropriation to reserves	-	-	-	$1,101,612	-	(1,101,612)	-
Dividend – Note 17	-	-	-	-	-	(6,940,000)	(6,940,000)
Balance, December 31, 2008	50,000	$50,000	$9,578,632	$1,431,174	$2,052,948	$15,470,312	$28,583,066

See the accompanying notes to consolidated financial statements

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

1.           Corporate information

(a)            Corporate information

(i)
Ingenious Paragon Global Limited (the "Company") was incorporated in the British Virgin Islands (the "BVI") on May 29, 2008 as a limited liability company with authorized, issued and paid up capital of $50,000, divided into 50,000 common shares of $1 par value each. The 50,000 common shares are held by Zhang Xiao Yan and the directors of the Company are Tang Hui Tian, Li Jing Hua, Jiang You Ru, Liu Chun Lin, Wei Wen De and Wang Bang Fu. The principal activity of the Company is investment holding.

(ii)
Forever Well Asia Pacific Ltd. ("Forever Well") was incorporated in Hong Kong on January 10, 2008 as a limited liability company with authorized, issued and paid up capital of HK$10,000, divided into 10,000 common shares of HK$1 par value each. The principal activity of Forever Well is investment holding. Before the acquisition by the Company as stated in Note I (b)(ii), the 10,000 common shares were held by Yue Ping Ki and its directors were Zheng Zhi Wen, who is also a director of the Company, and Hong Han Xin.

(iii)
Baicaotang Medicine Ltd. ("Baicaotang Medicine") was established on April 3, 1986 in the People's Republic of China (the "PRC") as a State-Owned Enterprise. On June 20, 2001, Baicaotang Medicine was transformed into a joint stock enterprise through management buyout by certain of its management and employees. On December 29, 2007, the company was transformed into a limited company. Baicaotang Medicine is engaged in the distribution of drugs in the PRC. Before the acquisition by Forever Well as stated in Note 1(b)(iii), the registered and paid up capital was RMB10,000,000 which were held as to 23.83% by Tang Hui Tian, 13.44% by Li Jing Hua, 10.81% by Wei Wen De, 6.81% by Jiang You Ru, 6.81% by Liu Chun Lin and 6.81% by Wang Bang Fu, who are also the directors of the Company and Baicaotang Medicine. The remaining 31.49% were held by nine stockholders, who are the employees of Baicaotang Medicine.

(iv)
Guangxi Lizhou Baicaotang Medicine (Retail Chain) Ltd. ("Baicaotang Retail") is a wholly owned subsidiary of Baicaotang Medicine and was established on October 30, 2001 with registered and paid up capital of RMB300,000. Baicaotang Retail is engaged in the retail of drugs in the PRC.

(v) Guangxi Hefeng Pharmaceutical Co Ltd. ("Hefeng") was established on September 18, 2000 with registered and paid up capital of RMB5,000,000. Hefeng is engaged in the production and sale of drugs for healing of hepatitis, cough, parkinson's disease in the PRC. On December 31, 2007, Baicaotang Medicine entered into an agreement with Li Jing Hua to acquire his entire interest in Hefeng at a consideration of RMB36,340,064 (equivalent to $4,982,223) which was satisfied by issuance of 13.44% shares of Baicaotang Medicine. The acquisition was completed on January 2, 2008, which is the date Baicaotang Medicine obtained the control over Hefeng by appointing directors into the board of directors of Hefeng.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

1.           Corporate information

(b)            Reorganization

To rationalize the group structure, the Company, Forever Well, Baicaotang Medicine and Baicaotang Retail reorganized their group structure (the "Reorganization") as follows :-

(i)
Due to certain regulatory restrictions on a wholly owned foreign enterprise or its wholly owned subsidiary to hold over 50% equity interest in any PRC company which operates more than 30 drug stores in the PRC (the "Drug Stores Restrictions"), Baicaotang Medicine sold its 51 % equity interest in Baicaotang Retail to Liuzhou Baicaotang Property Management Company Ltd. ("Baicaotang Property"), of which the directors of the Company are the controlling stockholders of Baicaotang Property, at a consideration of RMB153,000 on April 1, 2008. Afterwards, Baicaotang Property pledged its 51% equity interest in Baicaotang Retail to Baicaotang Medicine to secure a loan, amounted to RMB153,000, granted by Baicaotang Medicine to Baicaotang Property up to December 31, 2015 for the acquisition of 51% equity interest in Baicaotang Retail. According to Repurchase Agreement dated July 31, 2008, Baicaotang Medicine was entitled a preemptive right to repurchase the 51% equity interest in Baicaotang Retail from Baicaotang Property up to the earlier of December 31, 2017 or the removal of the Drug Stores Restrictions. Before the execution of the preemptive right by Baicaotang Medicine, the rights and obligations as a stockholder of the 51% equity interest in Baicaotang Retail are still vested in Baicaotang Medicine and the appointment of the board of directors and management is controlled by Baicaotang Medicine.

(ii)	On June 30, 2008, the Company acquired entire equity interest in Forever Well at a cash consideration of HK$10,000, which is the issued and fully paid up capital of Forever Well.

(iii)
On March 28, 2008, Forever Well entered into an agreement with the stockholders of Baicaotang Medicine to acquire their entire equity interest in Baicaotang Medicine at a cash consideration of RMB10,000,000, which is the registered and fully paid up capital of Baicaotang Medicine. The acquisition was completed on August 4, 2008.

(iv)
 On July 21, 2008, Zhang Xiao Yan entered into an Earn-in Agreement with the stockholders of Baicaotang Medicine of which the stockholders of Baicaotang Medicine are given the rights to acquire all the issued common shares of the Company.

Upon the completion of Reorganization on August 4, 2008, the Company, Forever Well, Baicaotang Medicine, Baicaotang Retail and Hefeng are under common control of Tang Hui Tian, Li Jing Hua, Wei Wen De, Jiang You Ru, Liu Chun Lin and Wang Bang Fu, who are the directors of the Company and Baicaotang Medicine.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

2.       Basis of presentation

Before and immediately after the completion of Reorganization, the Company, Forever Well, Baicaotang Medicine, Baicaotang Retail and Hefeng are under the common control of Tang Hui Tian, Li Jing Hua, Wei Wen De, Jiang You Ru, Liu Chun Lin and Wang Bang Fu. Accordingly, except for Hefeng, accounting for recapitalization is adopted for the preparation of consolidated financial statements to present the combined results of operations and financial position of the Company and Forever Well, Baicaotang Medicine and Baicaotang Retail as if the current group structure, which means that Forever Well, Baicaotang Medicine and Baicaotang Retail are wholly owned subsidiaries of the Company, had been in existence at the beginning of the reporting period. The 13.44% equity interest of Baicaotang Medicine transferred for the acquisition of Hefeng as stated in Note 3 was accounted for as 13.44% of issued $50,000 common stock of the Company, amounted to $6,720 with $4,975,503 recorded in additional paid in capital during the year ended December 31, 2008. Purchase accounting was adopted to reflect the post-acquisition results of Hefeng, which was acquired by Baicaotang Medicine on January 2, 2008, in these consolidated financial statements of the Company.

3.       Acquisition

On December 31, 2007, in order to diversify its business activities, Baicaotang Medicine entered into an agreement with Li Jing Hua to acquire his entire interest in Hefeng at a consideration of RMB36,340,064 (equivalent to $4,982,223) which was satisfied by issuance of 13.44% shares of Baicaotang Medicine. The acquisition was completed on January 2, 2008,

The following table summarizes the allocation of the purchase price reflecting the amounts assigned to Hefeng's each major class of assets acquired and liabilities assumed at the date of acquisition

January 2, 2008
Current assets	$3,601,575
Property, plant and equipment, net	4,696,303
Land use right	1,695,927
Goodwill	107,968
Intangible assets	925,044
Deferred tax assets	136,735
Current liabilities	(3,439,329)
Long-term bank loan	(2,742,000)

Net assets acquired	$4,982,223

Satisfied by :-
The fair value of 13.44% equity interest in Baicaotang Medicine	$4,982,223

Net cash received from the acquisition of Hefeng	$631,818

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

3.	Acquisition (cont'd)

As of December 31, 2008, the consolidated balance sheet includes a goodwill identified upon the acquisition of 100% equity interest in Hefeng amounting to $107,968 which represents the excess of the purchase price representing the fair value of 13A4% equity of the Baicaotang Medicine over the attributable share of fair value of acquired identifiable net assets of Hefeng of $4.87 million at the time of acquisition on January 2, 2008.

The Company with advice from an independent appraiser, has identified all assets acquired (including intangible assets which meets either the separability criterion or the contractual-legal criterion in accordance with SFAS No. 141R para. 3k) as of the date of acquisition with a conclusion that certain significant identifiable intangible assets inclusive of trademark, product licences and customers contracts was identified and recognized.

The following unaudited pro forma financial information presents the combined results of operations of the Company with the operations of Hefeng as if the acquisition had occurred as of the beginning of fiscal year 2006 :-

	(Pro Forma) Year ended December 31,
	2008	2007	2006

Revenue	$108,991,329	$70,522,398	$33,886,545
Net income	$16,657,162	$8,108,046	$2,962,593
Earnings per share : basic and diluted	$333.1	$196.4	$71.8

This unaudited pro forma financial information is presented for informational purposes only. The unaudited pro forma financial information may not necessarily reflect the future results of operations or the results of operations had the Company owned and operated this business as of the beginning of the period presented.

4.	Summary of significant accounting policies

Basis of consolidation

The consolidated financial statements include the accounts of the Company, Forever Well, Baicaotang Medicine, Baicaotang Retail and Hefeng. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories and the estimation on useful lives of property, plant and equipment and intangible assets. Actual results could differ from those estimates.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.           Summary of significant accounting policies (cont'd)

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, trade receivables and amounts due from related companies. As of December 31, 2008, 2007 and 2006, substantially all of the Company's cash and cash equivalents and restricted cash were held by major financial institutions located in the PRC, which management believes are of high credit quality. With respect to trade receivables, the Company extends credit based on an evaluation of the customer's financial condition. The Company generally does not require collateral for trade receivables and maintains an allowance for doubtful accounts of trade receivables.

During the years ended December 31, 2008, 2007 and 2006, no customers were identified with 10% or more of the Company's consolidated sales and no customers asset for 10% or more of the Company's trade receivables.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less to be cash equivalents. As of December 31, 2008, 2007 and 2006, almost all the cash and cash equivalents were denominated in Renminbi ("RMB") and were placed with banks in the PRC. They are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. The remaining insignificant balance of cash and cash equivalents were denominated in HK dollars.

Restricted Cash

Deposits in banks pledged as securities for bills payable (Note 9) that are restricted in use are classified as restricted cash under current assets.

Allowance for doubtful accounts

The Company establishes an allowance for doubtful accounts based on management's assessment of the collectibility of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance, the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting years, the management establishes the general provisioning policy to make allowance equivalent to 40% of gross amount of trade receivables due between half and one year and 100% of gross amount of accounts receivable due over 1 year. Additional specific provision is made against trade receivables whenever they are considered to be doubtful.

Bad debts are written off when identified. The Company extends unsecured credit to customers ranging from three to six months in the normal course of business. The Company does not accrue interest on trade accounts receivable.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.	Summary of significant accounting policies (cont'd)

Allowance for doubtful accounts (cont'd)

Historically, losses from uncollectible accounts have not significantly deviated from the general allowance estimated by the management and no significant additional bad debts have been written off directly to the profit and loss. This general provisioning policy has not changed in the past since establishment and the management considers that the aforementioned general provisioning policy is adequate and not too excessive and does not expect to change this established policy in the near future.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. The Company's reserve requirements generally increase with its projected demand requirements; decrease due to market conditions, product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand. Inventory quantities and expiry dates are regularly reviewed and provisions for excess or obsolete inventory are recorded primarily based on the expiry dates and the Company's forecast of future demand and market conditions

No provision for excess or obsolete inventory was made for the years ended December 31, 2008, 2007 and 2006.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives. The principal depreciation rates are as follows : -

	Annual rate	Residual value

Buildings	2.54% - 9.84%	Nil - 2%
Plant and machinery	7% - 18.4%	Nil - 10%
Motor vehicles	6% -18.4%	10%
Furniture, fixtures and equipment	6% -18.4%	10%

Construction in progress mainly represents expenditures in respect of the construction of a new production line and improving the manufacturing process. All direct costs relating to the new production line and improving the manufacturing process are capitalized as construction in progress. No depreciation is provided in respect of construction in progress.

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.	Summary of significant accounting policies (cont'd)

Goodwill and intangible assets

The Company applies the provisions of SFAS No. 142, "Goodwill and Intangible Assets" ("SFAS No. 142"). Under SFAS No. 142, goodwill and intangible assets with indefinite useful lives are not amortized, but instead are tested for impairment at least annually.

Goodwill with infinite useful life are stated at cost less accumulated impairment. The Company completed the annual impairment tests as of December 31, 2008.

Pharmaceutical licences, customer contracts, trademarks, know-how and patents are stated at cost less accumulated amortization. Amortization is provided on a straight-line over their useful lives as follows:.

Pharmaceutical licenses	10 years
Customer contracts, trademarks, know-how and patents	1-3 years

Land use right

Land use rights are stated at cost less accumulated amortization. Amortization is provided using the straight-line method over the terms of the lease of 40 to 70 years obtained from the relevant PRC land authority.

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with SFAS No. 144. The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets. During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

Government grant

Receipts of government grants to encourage research and development activities, which are non-refundable, are credited to deferred income upon receipt. Government grants are used for purchases of property, plant and equipment, to subsidize the research and development expenses incurred, for compensation expenses already incurred or for good performance of the Company.

Grants applicable to purchase of property, plant and equipment are amortized over the life of the depreciable assets. For research and development expenses, the Company matches and offsets the government grants with the expenses of the research and development activities as specified in the grant approval document in the corresponding period when such expenses are incurred. For government grants received as compensation for expenses already incurred in the prior period or for good performance of the Company are recognized as income in the period they become recognizable.

During the year ended December 31, 2006, the Company received government grants of $18,836 for good performance of the Company and recognized as income for the year. No government grant was received and recognized as income for the years ended December 31, 2008 and 2007.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.	Summary of significant accounting policies (cont'd)

Revenue recognition

Revenue from sales of the Company's products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to its customers, the sales price is fixed or determinable and collection is reasonably assured.

Advertising, research and development expenses

Advertising and research and development expenses are charged to expense as incurred.

Advertising expenses amounting to $158,997 for the year ended December 31, 2008 are included in selling expenses. No advertising expenses incurred for the years ended December 31, 2007 and 2006.

Research and development expenses consist primarily of remuneration for research and development staff and material costs for research and development.

Research and development expenses amounting to $763,995 for the year ended December 31, 2008 are included in operating expenses. No research and development expenses incurred for the years ended December 31, 2007 and 2006.

Retirement benefit costs

Baicaotang Medicine adopted a retirement scheme to provide eligible staff employed prior to April 23, 2002. The eligible staff are entitled to receive certain amount, which bases on their years of service in Baicaotang Medicine up to April 23, 2002, upon their termination of employment relationship with the Company or retirement. The obligation of retirement benefit costs is recorded at the present value of the cost expected to settle the obligation and is recognised when the retirement scheme has been approved. The staff employed after April 23, 2002 is not entitled to this retirement scheme.

As of December 31, 2008, the discount rate of 6.3%, which represented Baicaotang 's weighted average borrowing rate of Renminbi loans in the PRC, was adopted to calculate the present value of retirement benefits cost.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 "Accounting for Income Taxes". Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Dividends

Dividends are recorded in Company's financial statements in the period in which they are declared.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.           Summary of significant accounting policies (cont'd)

Comprehensive income

The Company has adopted SFAS 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Components of comprehensive income include net income and foreign currency translation adjustments.

Foreign currency translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders' equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders' equity. The exchange rates in effect at December 31, 2008, 2007 and 2006 were RMB1 for $0.1467, $0.1371 and $0.1282 respectively. There is no significant fluctuation in exchange rate for the conversion of RMB to US dollars after the balance sheet date.

Basic and diluted earnings per share

The Company reports basic earnings per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share is computed using the weighted average number of shares outstanding during the periods presented. The weighted average number of shares of the Company represents the common stock outstanding during the reporting periods.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.           Summary of significant accounting policies (cont'd)

Fair value of financial instruments

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements; however, the standard will impact how other fair value based GAAP is applied. Subsequently, the FASB issued FSP FAS 157-2 which delayed the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008. The Company adopted SFAS 157 on January 1, 2008. The adoption of SFAS 157 did not materially impact the Company's financial position, results of operations or cash flows.

Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments" ("SFAS 107") requires the disclosure of the estimated fair value of financial instruments including those financial instruments for which the Financial Accounting Standards No. 159 fair value option was not elected. Except for secured bank loans disclosed as below, the carrying amounts of other financial assets and liabilities approximate to their fair value due to short maturities :-

As of December 31,		As of December 31,		As of December 31,
2008		2007		2006
Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value

$12,491,505	$12,395,892	$8,884,080	$8,878,133	$5,474,140	$5,477,985

The fair values of secured bank loan are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Recently issued accounting pronouncements

SAB 108 "Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements"

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of our financial statements and the related financial statement disclosures. SAB No. 108 is generally effective for annual financial statements in the first fiscal year ended after November 15, 2006. The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ended after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The adoption of SAB No. 108 has no material impact on the Company's financial statements.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.           Summary of significant accounting policies (cont'd)

Recently issued accounting pronouncements (cont'd)

FASB Interpretation No. 48 "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109'

In July 2006, the Financial Accounting Standards Board ("FASB") issued FIN 48 "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognizes in its financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective for the Company as of the beginning of the 2007 fiscal year, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The adoption of FIN 48 has no material impact on the Company's financial statements.

SFAS No. 157 "Fair Value Measurement"

In September 2006, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 157 "Fair Value Measurement" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The adoption of SFAS 157 has no material impact on the Company's financial statements.

SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of FASB Statement No. 115"

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008. The adoption of this statement has no material effect on the Company's financial statements.

SFAS No. 160 "Noncontrolling interests in Consolidated Financial Statements - an amendment of ARB No. 51"

In December 2007, the FASB issued SFAS No. 160 "Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51". SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 160 will have on the Company's financial statements upon adoption.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.	Summary of significant accounting policies (cont'd)

Recently issued accounting pronouncements (cont'd)

SFAS No. 141(Revised) "Business Combinations"

In December 2007, the FASB issued SFAS No. 141 (Revised) "Business Combinations". SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 141 (Revised) will have on the Company's financial statements upon adoption.

FSP No. 142-3, "Determination of the Useful Life of Intangible Assets"

In April 2008, the FASB issued FASB staff position ("FSP") FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP 142-3"). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, "Goodwill and Other Intangible Assets". This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP FAS 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The management is in the process of evaluating the impact that FSP 142-3 will have on the Company's financial statements upon adoption.

FSP No. 141R-1 "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies"

In April 2009, the FASB issued FSP No. 141 R-1 "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies" ("FSP 141R-1"). FSP 141R-1 amends the provisions in FASB Statement 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. FSP 141R-1 eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in Statement 141 R and instead carries forward most of the provisions in SFAS 141 for acquired contingencies. FSP 141R-1 is effective for contingent assets and contingent liabilities acquired in evaluating the impact of SFAS 141(R). The management is in the process of evaluating the impact that FSP 141R-1 will have on the Company's financial statements upon adoption.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.       Summary of significant accounting policies (cont'd)

Recently issued accounting pronouncements (cont'd)

FSP No. 157-4, "Determining Whether a Market is Not Active and a Transaction Is Not Distressed"

In April 2009, the FASB issued FSP No. 157-4, "Determining Whether a Market is Not Active and a Transaction Is Not Distressed", or FSP No. 157-4. FSP No. 157-4 clarifies when markets are illiquid or that market pricing may not actually reflect the "rear value of an asset. If a market is determined to be inactive and market price is reflective of a distressed price then an alternative method of pricing can be used, such as a present value technique to estimate fair value. FSP No. 157-4 identifies factors to be considered when determining whether or not a market is inactive. FSP No. 157-4 would be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 and shall be applied prospectively. The management is in the process of evaluating the impact that FSP 157-4 will have on the Company's financial statements upon adoption.

FSP No, 115-2 and FAS No. 124-2, "Recognition of Other-Than-Temporary Impairments"

In April 2009, the FASB issued FSP FAS No. 115-2 and FAS No. 124-2, "Recognition of Other-Than-Temporary Impairments, or FSP FAS No. 115-2 and FAS No. 124-2. FSP FAS No. 115-2 and FAS No. 124-2 amends the other-than-temporary impairment guidance in. SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, for debt securities and the presentation and disclosure requirements of other-than-temporary impairments on debt and equity securities in the financial statements. FSP FAS No. 115-2 and FAS No. 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The management is in the process of evaluating the impact that FSP 115-2 and 124-2 will have on the Company's financial statements upon adoption.

FSP No. FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial instruments."

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments." FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements.. In addition, the FSP amends APB Opinion No. 28, "Interim Financial Reporting," to require those disclosures in summarized financial information at interim reporting periods. The FSP is effective for interim periods ending after June 15, 2009, with earlier adoption permitted for periods ending after March 15, 2009. The management is in the process of evaluating the impact that FSP 107-1 and APB 28-1 will have on the Company's financial statements upon adoption.

SFAS No. 165, "Subsequent Events"

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"), which sets forth general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 will become effective after June 15, 2009. The management is in the process of evaluating the impact that SFAS 165 will have on the Company's financial statements upon adoption.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.	Summary of significant accounting policies (cont'd)

Recently issued accounting pronouncements (cont'd)

SFAS No. 166, "Accounting for Transfers of Financial Assets. SFAS 166 removes the concept of a qualifying special-purpose entity (QSPE) from SFAS No. 140'

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets. SFAS 166 removes the concept of a qualifying special-purpose entity (QSPE) from SFAS No. 140 ("SFAS 166"), Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities (SFAS 140) and removes the exception from applying FIN 46R. This statement also clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. This statement is effective for fiscal years beginning after November 15, 2009. SFAS 166 is effective for the Company' s year beginning November 29, 2009. The management is in the process of evaluating the impact that SFAS 166 will have on the Company's financial statements upon adoption.

SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)"

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No, 46(R)" ("SEAS 167"), which amends FASB Interpretation No. 46(revised December 2003) to address the elimination of the concept of a qualifying special purpose entity. SFAS 167 also replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, SFAS 167 provides more timely and useful information about an enterprise's involvement with a variable interest entity. SFAS 167 shall be effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The management is in the process of evaluating the impact that SFAS 167 will have on the Company's financial statements upon adoption.

SFAS No. 168, "The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162"

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162" ("SFAS 168"), which establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with generally accepted accounting principles. SFAS 168 explicitly recognizes rules and interpretive releases of the Securities and Exchange Commission under federal securities laws as authoritative GAAP for SEC registrants. SFAS 168 will become effective for financial statements issued for interim and annual periods ending after September 15, 2009. The management is in the process of evaluating the impact that SFAS 168 will have on the Company's financial statements upon adoption.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

5.	Other income

	Year ended December 31,
	2008	2007	2006
Rental income	$86,008	$78,966	$64,985
Sales of raw material	36,270	-	-
Other operating income	21,148	-	-

	$143,426	$78,966	$64,985

6.	Finance costs

	Year ended December 31,
	2008	2007	2006
Bank loan interest	$1,171,373	$568,749	$428,573
Other loans interest	58,296	62,777	37,832
Imputed interest on retirement benefit costs	22,594	23,454	22,045
Bank charges	4,482	3,917	1,747
Others	3,545	15	22,132

	$1,260,290	$658,912	$512,329

7.	Income taxes

BVI

The Company was incorporated in the BVI and, under the current laws of the BVI, are not subject to income taxes.

Hong Kong

Forever Well is subject to the Hong Kong Profits tax at tax rate of 16.5% (2007 and 2006: 17.5%). No provision for the Hong Kong Profits tax has been made as the Company had no taxable income in this jurisdiction since its incorporation.

PRC

Corporate income tax ("CIT") to Baicaotang Medicine, Baicaotang Retail, was charged at 33%, of which 30% is for national tax and 3% is for local tax, of the assessable profits before 2008. The PRC's legislative body, the National People's Congress, adopted the unified CIT Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. Under the new tax law, a unified income tax rates is set at 25% for both domestic enterprises and foreign-invested enterprises. However, there is a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25% may continue to enjoy the lower rate and will transit into the new tax rate over a five-year period beginning on the effective date of the CIT Law. Enterprises that are currently entitled to exemptions for a fixed term will continue to enjoy such treatment until the exemption term expires. Preferential tax treatment will continue to be granted to industries and projects that qualify for such preferential treatments under the new tax law. Accordingly, Baicaotang Medicine and Baicaotang Retail was subject to tax rate of 25% starting from fiscal year 2008.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

7.	Income taxes (ConVd)

PRC (Contd)

In accordance with the Circular of the State Council on Policies and Measures Pertaining to the Development of the Western Region ("DOWR"), the companies are entitled to preferential rate of 15% if it is engaged in the projects listed in Guiding Catalogue and the revenue derived from it account for the amount over 70% of their principal in total. As Hefeng met this DOWR requirement, it was approved by the tax authority and was granted a preferential tax rate of 15% for the fiscal year from 2003 to 2010. From the fiscal year 2011, Hefeng will be subject to CIT at rate of 25% under the new tax law.

The components of the provision (benefit) for income taxes are :-

	Year ended December 31,
	2008	2007	2006

Current taxes – PRC	$5,709,713	$3,296,565	$1,361,866
Deferred taxes – PRC	(52,835)	(135,146)	(126,742)

	$5,656,878	$3,161,419	$1,235,124

The effective income tax expenses differs from the PRC statutory income tax rate of 25% for the year ended December 31, 2008 and 33% for the year ended December 2007 and 2006 in the PRC as follows

	Year ended December 31,
	2008	2007	2006
Provision for income taxes at PRC statutory income tax rate	$5,578,510	$3,081,388	$1,173,870
Non-deductible items for tax	216,461	89,416	69,146
Decrease in deferred tax assets resulting from a reduction of PRC enterprise income tax rate	127,379	-	-
Tax holiday	(260,751)	-	-
Others	(4,721)	(9,385)	(7,892)

	$5,656,878	$3,161,419	$1,235,124

During the year ended December 31, 2008, the amount of benefit from tax holiday was $260,751 and the effect on earnings per share was $5.2.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

7.       Income taxes (cont'd)

Deferred tax assets/(liabilities) as of December 31, 2008, 2007 and 2006 are composed of the followings :-

	As of December 31,
The PRC Current deferred tax assets :-	2008	2007	2006
Allowance for doubtful debts	$60,164	$71,024	$36,495
Non current deferred tax assets (liabilities) :-
Depreciation of property, plant and equipment	$1,952,809	$2,312,742	$2,148,195
Amortization of land use right	(1,446,503)	(1,884,025)	(1,848,975)
Amortization of intangible assets	168,343

	$674,649	$428,717	$299,220

8.       Earnings per share

During the reporting periods, the Company had no dilutive instruments. Accordingly, the basic and diluted earnings per share are the same.

The per share data reflects the reorganization of stockholders' equity as if the Reorganization occurred as of the beginning of the first period presented.

9.       Restricted cash and bills payable

	As of December 31,
	2008	2007	2006

Bank deposits held as collateral for bills payable	$1,228,011	$909,793	$1,256,894

The Company is requested by certain of its suppliers to settle by issuance of bills for which the banks add their undertakings to guarantee their settlement at maturity. These bills are interest free with maturity of three to six months from date of issuance. As security for the banks undertakings, the Company is required to deposit with such banks equal to 50% to 100% of the bills amount at the time of issuance and pay bank charges. These deposits will be used to settle the bills at maturity.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

10.     Trade receivables, net

	As of December 31,
	2008	2007	2006
Trade receivables	$21,120,600	$8,813,113	$3,829,503
Less : allowance for doubtful accounts	(144,397)	(215,225)	(110,592)

	$20,976,203	$8,597,888	$3,718,911

An analysis of the allowance for doubtful accounts for the years ended December 31, 2008, 2007 and 2006 is as follows :-

	As of December 31,
	2008	2007	2006
Balance at beginning of year	$215,225	$110,592	$136,114
(Recovery of)/provision for doubtful debts	(84,091)	93,115	(29,514)
Translation adjustments	13,263	11,518	3,992

Balance at end of year	$144,397	$215,225	$110,592

Trade receivables with carrying value of US$1,606,516, as of December 31, 2008 was pledged as collateral under certain loan agreements (see Note 20). No trade receivables have been pledged as of December 31, 2007 and 2006.

11.   Other receivables, prepayments and deposits

	As of December 31,
	2008	2007	2006
Advances to staff	$210,322	$116,796	$206,568
Prepayments	959,289	1,076,424	457,925
Other receivables	82,916	42,687	11,956

	1,252,527	1,235,907	676,449

12.   Inventories

	As of December 31,
	2008	2007	2006
Raw materials	$509,394	$-	$-
Work-in-progress	119,680	-	-
Finished goods	5,596,691	8,007,409	5,029,353

	$6,425,765	$8,007,409	$5,029,353

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

13.          Goodwill and other Intangible assets

	As of December 31,
	2008	2007	2006
Goodwill - Note 13(a)
Balance at beginning of year	$-	$-	$-
Acquisition of Hefeng	107,968	-	-
Balance at end of year	$107,968	-	$-
Other intangible assets
Pharmaceutical licences	$799,197	$-	$-
Customer contracts	90,729	-	-
Trademarks, know-how and patents	99,892	-	-
	989,818	-	-
Accumulated amortization	(203,769)	-	-

	$786,049	$-	$-

Notes :-

(a)    The amount represents goodwill identified upon acquisition of Hefeng as stated in Note 3.

For the year ended December 31, 2008, amortization charge was $200,227, No amortization was charged for years ended December 31, 2007 and 2006.

The estimated aggregate amortization expenses for other intangible assets for the five succeeding years is as follows :-

Year
2009	$113,041
2010	99,207
2011	94,284
2012	79,920
2013	79,920
$466,372

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

14.          Property, plant and equipment, net

	As of December 31,
	2008	2007	2006
Costs :-
Buildings	$12,091,574	$7,638,776	$6,971,040
Plant and machinery	985,613
Furniture, fixtures and equipment	640,922	261,031	227,369
Motor vehicles	334,466	229,464	217,843
	14,052,575	8,129,271	7,416,252
Accumulated depreciation	(1,932,154)	(1,203,768)	(893,420)
	12,120,421	6,925,503	6,522,832
Construction in progress	292,853	-	-

Net	$12,413,274	$6,925,503	$6,522,832

      (a)   An analysis of buildings, plant and machinery pledged to banks for banking loans (Note20(d)(i)) is as follows :-

	As of December 31,
	2008	2007	2006
Costs :-
Buildings	$10,782,432	$6,955,695	$2,927,366
Furniture, fixtures and equipment	929,092
	11,711,524	6,955,695	2,927,366

Accumulated depreciation	(1,289,333)	(862,212)	(417,839)

Net	$10,422,191	$6,093,483	$2,509,527

      (b)    During the reporting periods, depreciation is included in :-
	Year ended December 31,
	2008	2007	2006
Cost of sales and overheads of inventories	$152,816	$-	$-
Selling and distribution expenses	4,701	-	-
General and administrative expenses	475,383	241,582	190,865

	$632,900	$241,582	$190,865

During the year ended December 31, 2007, property, plant and equipment with carrying amount of $2,636 were scraped resulting a loss of $2,636.

(c)      Construction in progress

Construction in progress mainly represents expenditures in respect of the construction of a new production line and improving the manufacturing process.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

15.          Land use rights

	As of December 31,
	2008	2007	2006
Land use rights	$17,445,819	$14,608,243	$13,659,933
Accumulated amortization	(1,778,651)	(1,344,396)	(992,718)
	$15,667,168	$13,263,847	$12,667,215

The Company obtained the land use rights from the relevant PRC land authority for a period of 40 to 70 years to use the land on which the office premises, production facilities and warehouse of the Company are situated. As of December 31, 2008, 2007 and 2006, land use rights with carrying amount of $7,788,781,
$6,142,631 and $762,213 respectively were pledged to a bank for the bank loans granted to the Company (Note 20(d)(ii)).

During the three years ended December 31, 2008, 2007 and 2006, amortization amounted to $334,206, $271,561 and $232,493 respectively.

The estimated aggregate amortization expenses for land use right for the five succeeding years is as follows :-

Year
2009	$340,118
2010	340,118
2011	340,118
2012	340,118
2013	340,118
$1,700,590

16.   Other payables and accrued expenses

	As of December 31,
	2008	2007	2006

Accrued audit fee	$160,000	$120,000	$60,000
Other accrued expenses	572,684	193,772	60,842
Deposits received	819,908	265,958	216,878
Accrued interest expenses	36,264	79,254	12,985
Accrued staff costs - Note 16(a)	772,067	458,749	223,019
Payables for the purchase of
property, plant and equipment
and land use rights	-	1,811	790,123
VAT and other tax payables	407,034	116,170	-
Temporary receipt	146,700	241,053	-
Other payables	315,920	75,747	79,875

	$3,230,577	$1,552,514	$1,443,722

Notes :-

a) The amount included accrued salaries and wages and accrued social insurance to the PRC municipal and provincial governments which covers pensions, unemployment and medical insurances and staff housing fund.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

17.   Dividends

The dividends of $6,940,000 and $2,044,056 declared during the years ended December 31, 2008 and 2007 respectively were made by Baicaotang Medicine to its former stockholders in proportion to the percentage of their holdings of paid up capital.

18.   Amounts due to directors

The amounts are interest-free, unsecured and repayable on demand.

19.   Amounts due from/to related companies

The related companies are controlled by certain Company's directors collectively inclusive of Tang Hui Tian. These amounts are interest-free, unsecured and repayable on demand.

20.   Secured bank loans

	As of December 31,
	2008	2007	2006

Short-term loans - Note 20(a)	$8,935,497	$7,375,980	$5,474,140

Current maturities of long-term	1,355,508	-	-

bank loan	10,291,005	7,375,980	5,474,140

Long-term bank loans Note 20(b)	3,556,008	1,508,100	-
Less: current maturities	(1,355,508)	-	-

	$2,200,500	$1,508,100	$-

(a)	The weighted average interest rate for short-term loans as of December 31, 2008, 2007 and 2006 were 10.96%, 8.21% and 7.99% per annum respectively.

(b)
Except for a loan of $1,173,600 as of December 31, 2008 which was interesting bearing at 130% of the benchmark rate in the PRC, equivalent to 7.02% per annum as of December 31, 2008, the remaining balance as of December 31, 2008 and 2007 was interest bearing at fixed rates ranging from 5.58% to 9.855% per annum.

(c)	As of December 31, 2008, the Company's banking facilities were composed of the following :-

Facilities granted	Granted	Amount Utilized	Unused

Secure bank loans	$15,396,492	$12,491,505	$2,904,987

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

20.        Secured bank loans (Cont'd)

  (d)            As of December 31,2008, The above bank loans were secured by the following :-

         (i)     Property, plant and equipment with carrying value of $10,422,191 (Note 14);
         (ii)    Land use right with carrying value of $7,788,781 (Note 15);
              (iii)    Trade receivables with carrying value of $1,606,516 (Note 10); and
        (iv)    Guarantees executed by related companies which are collectively controlled by certain of the Company's directors.

  During the reporting periods, there was no covenant requirement under the banking facilities granted to the Company.

  The aggregate maturities of long-term bank loans as of December 31, 2008 are as follows: Fiscal years ending on December 31,

Year
2009	$1,355,508
2010	1,026,900
2011	1,173,600

$3,556,008

21.            Other loans

	As of December 31,
	2008	2007	2006
Interest bearing
- staff Note 21(a)	$638,145	$622,023	$409,279
- third parties - Note 21(a)	1,793,994	1,315,064	1,245,078
	2,432,139	1,937,087	1,654,357
Non interest bearing
- staff	-	1,445,034	1,661,472
- third parties	-	150,810	988,770

	-	1,595,844	2,650,242

	$2,432,139	$3,532,931	$4,304,599

(a) Interest bearing at a fixed rate of 0.2667% per month.
(b) All the other loans are unsecured and repayable on demand.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

22.      Commitments and contingencies

a.             Capital commitment

As of December 31, 2008, the Company had capital commitments amounting to $335,120 in respect of the acquisition of property, plant and equipment which were contracted for but not provided in the consolidated financial statements.

b.             Operating lease arrangement

As of December 31, 2008, the Company had non-cancelable operating leases for its retail shops. The leases will expire in 2009 and the expected payment is $159,353.

The rental expense relating to the operating leases was $229,013, $212,815 and $169,805 for the three years ended December 31, 2008, 2007 and 2006 respectively.

23.      Common stock

The Company was incorporated in the BVI on May 29, 2008 as a limited liability company with authorized, issued and fully paid capital of $50,000, divided into 50,000 common shares of $1 par value each.

The common stock presented in these consolidated financial statements reflects the Reorganization of the Company as if the current group structure, which means that Forever Well, Baicaotang Medicine and Baicaotang Retail are wholly owned subsidiaries of the Company, had been in existence at the beginning of the reporting period. The issuance of 13.44% common stock of Baicaotang Medicine for the acquisition of Hefeng as stated in Notes 2&3 and increase in paid up capital in form of cash contribution during the year ended December 31, 2008 were accounted for as their respective proportion of increases based on $50,000 issued and fully paid capital of the Company with remaining balances recorded in additional paid in capital.

24.      Statutory surplus reserves

Under PRC regulations, Baicaotang Medicine, Baicaotang Retail and Hefeng may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC GAAP. In addition, these companies are required to set aside at least 10% of their after-tax net profits each year, if any, to fund the statutory reserves until the balance of the reserves reaches 50% of their registered capital. The statutory reserves are not distributable in the form of cash dividends to the Company and can be used to make up cumulative prior year losses.

25.      Defined contribution plan

Pursuant to the relevant PRC regulations, the Company is required to make contributions at a rate of 30.5% to employees' salaries and wages to a defined contribution retirement scheme organized by a state-sponsored social insurance plan in respect of the retirement benefits for the Company's employees in the PRC. The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan. No forfeited contribution is available to reduce the contribution payable in the future years. The defined contribution plan contributions were charged to the consolidated statements of income. The Company contributed $498,598, $359,434 and $299,975 for the year ended December 31, 2008, 2007 and 2006, respectively.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

26.      Segment information

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

26.       Segment information

The Company uses the "management approach" in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company's chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company's reportable segments. Management, including the chief operating decision maker, reviews operating results solely by monthly revenue of wholesales, retail and manufacturing sectors and operating results of the Company and, as such, the Company has determined that the Company has three operating segments as defined by SFAS 131, "Disclosures about Segments of an Enterprise and Related information": wholesales, retail and manufacturing.

	Wholesales			Retail			Manufacturing			Eliminations			Total
	Year ended December 31,			Year ended December 31,			Year ended December 31,			Year ended December 31,			Year ended December 31,
	2008	2007	2006	2008	2007	2006	2008	2007	2006	2008	2007	2006	2008	2007	2006
Revenue from
external customers	$72,806,899	$48,327,610	$22,686,890	$28,592,852	$18,031,944	$9,333,559	$7,591,578	$-	$-	$-	$-	$-	$108,991,329	$66,359,554	$32,020,449
Revenue from
intersegment	21,470,183	13,812,518	6,730,510	-	-	-	185,833	-	-	(21,656,016)	(13,812,518)	(6,730,510)	-	-	-
Interest income	25,386	27,163	19,042	3,332	3,023	2,394	597	-	-		-	-	29,315	30,186	21,436
Interest expenses	945,838	636,821	469,337	14,767	18,159	19,113	291,658	-	-		-	-	1,252,263	654,980	488,450
Amortization	298,131	271,561	232,493	-	-	-	236,302	-	-		-	-	534,433	271,561	232,493
Depreciation	225,139	238,714	188,332	3,394	2,868	2,533	404,367	-	-		-	-	632,900	241,582	190,865
Segment profit	13,992,806	6,106,180	2,469,101	5,938,155	3,291,360	1,148,080	2,426,031	-	-		-	-	22,356,992	9,397,540	3,617,181
Segment assets	51,226,243	42,431,713	30,780,388	1,984,571	1,659,178	1,153,883	12,586,520	-	-		-	-	65,797,334	44,090,891	31,934,271
Expenditure for
segment assets	$149,081	$147,176	$758,045	$5,674	$5,520	$5,800	$567,155	$-	$-	$-	$-	$-	$721,910	$962,467	$2,174,849

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

26.      Segment information (cont'd)

A reconciliation is provided for unallocated amounts relating to corporate operations which is not included in the segment information.

	Year ended December 31,
	2008	2007	2006
Total consolidated revenue	$108,991,329	$66,359,554	$32,020,449

Total profit for reportable segments	$22,356,992	$9,397,540	$3,617,181
Unallocated amounts relating to relating to operations:
Finance cost	(2,952)
Other general expenses	(40,000)	(60,000)	(60,000)

Income before income taxes	$22,314,040	$9,337,540	$3,557,181

	As of December 31,
	2008	2007	2006
Assets
Total assets for reportable segments	$65,797,334	$44,090,891	$31,934,271
Cash and cash equivalent	16,671	-
Other receivables	343	-

	$65,814,348	$44,090,891	$31,934,271

All of the Company's long-lived assets and revenues classified based on the customers are located in the PRC.

Ingenious Paragon Global Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

27.     Related party transactions

As disclosed elsewhere in these consolidated financial statements, certain Company 's directors are able to significantly influence the Company's operations and have interest in the following related companies

Related party	Type of	Year ended December 31,
relationship	transaction	2008	2007	2006

Related company	Sales	$3,010,030	$2,604,757	$3,384,993
Former stockholders of	Dividend
Baicaotang Medicine	declared	$6,940,000	$2,044,056	$-

28.      Subsequent event

On February 25, 2009, the registered and paid up capital of Baicaotang Retail was increased by RMB2,700,000 from RMB300,000 to RMB3,000,000.